UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2015

 SCYNEXIS, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36365	56-2181648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3501-C Tricenter Boulevard
Durham, North Carolina 27713
(Address of principal executive offices, including zip code)

(919) 544-8600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On June 4, 2015, SCYNEXIS, Inc. (“SCYNEXIS”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). Set forth below is a brief description of each matter considered and voted upon at the Annual Meeting, together with the final tally of the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, including a separate tabulation with respect to each of the seven directors. A more complete description of each matter is set forth in SCYNEXIS’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 22, 2015 (the “Proxy Statement”).
Proposal 1: Election of Directors.
SCYNEXIS’s stockholders elected each of the seven directors proposed by SCYNEXIS for election, to serve until the 2016 annual meeting of stockholders, and until their successors are elected and have qualified, or until their earlier death, resignation or removal. The tabulation of votes on this matter was as follows:

Director Nominee	Shares Voted For	Shares Withheld
Steven C. Gilman, Ph.D.	6,760,460	1,361
Ann F. Hanham, Ph.D.	6,554,702	207,119
Patrick J. Langlois, Ph.D.	6,692,666	69,155
Guy Macdonald	6,695,660	66,161
Edward Penhoet, Ph.D.	6,691,308	70,513
Yves J. Ribeill, Ph.D.	6,756,711	5,110
Marco Taglietti, M.D.	6,758,428	3,393
There were 266,682 broker non-votes for this proposal.
Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm
SCYNEXIS’s stockholders ratified the appointment of Deloitte & Touche LLP as SCYNEXIS’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The tabulation of votes on this matter was as follows:

Shares voted for:	6,947,716
Shares voted against:	74,927
Shares abstaining:	5,860
Broker non-votes:	0

Proposal 3: Approval of SCYNEXIS 2014 Equity Incentive Plan
SCYNEXIS’s stockholders approved the SCYNEXIS 2014 Equity Incentive Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under the plan by 510,726 shares and to approve performance criteria and limits for purposes of tax deductibility. The tabulation of votes on this matter was as follows:

Shares voted for:	5,888,162
Shares voted against:	870,640
Shares abstaining:	3,019
Broker non-votes:	266,682

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCYNEXIS, Inc.

By:	/s/ Marco Taglietti
Name:	Marco Taglietti, M.D.
Title:	Chief Executive Officer
Dated: June 10, 2015